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           SECURITY BENEFIT LIFE
           INSURANCE COMPANY
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          A MEMBER OF THE SECURITY                   ONE SECURITY BENEFIT PLACE
          BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                     (785) 438-3000

                                                                AEA VALUEBUILDER
                                                MARKETING ORGANIZATION AGREEMENT
                                                     SECURITY DISTRIBUTORS, INC.

MARKETING ORGANIZATION:

This Agreement is entered into between Security  Distributors,  Inc. ("SDI") and the  undersigned,  referred to herein as the  "Marketing  Organization"  for the purpose of  facilitating  the sale of the Products  (defined  below) as may from time to time be  endorsed  by the  Alabama  Education  Association  ("AEA"),  to
members of the Alabama Education Association ("AEA Members").

I.     APPOINTMENTS AND DUTIES

       A.  APPOINTMENT.  Subject to the terms and  conditions of this  contract,
           Marketing  Organization is appointed to solicit, and to recommend for
           appointment    Agents/Representatives    (referred   to   herein   as
           "Marketer(s)") to solicit applications for the AEA-approved products, including  annuity  contracts,  life  insurance  policies  and  other investment  products  ("Products")  made  available  by SDI and  more specifically  described in the Commission Schedule(s) attached hereto from time to time and  incorporated  herein by reference,  to deliver the  contracts  (if  applicable),  to collect the initial  premium or purchase  payment  thereon and remit the same to SDI,  and to service the business.

           Marketing  Organization  hereby accepts such appointment and confirms that it will abide by the terms and  conditions of this Agreement and any sales  manuals  and/or  rules  and  practices  of SDI.  Marketing
           Organization will use its best efforts to promote SDI's interests and
           those  mutual   interests  of  Marketing   Organization  and  SDI  as
           contemplated by this Agreement and shall at all times conduct itself, and insure that its employees and Marketers conduct  themselves so as not to adversely  affect the business  reputation or good standing of either the Marketing Organization or SDI.

       B.  SALES  FORCE.  Marketing  Organization  shall have the  authority  to recruit,  train and supervise  Marketers for the sale of the Products in the territories and/or school districts which SDI may from time to time assign to Marketing  Organization or to particular  Marketers of the Marketing Organization.  Such territories and/or school districts shall not be deemed to be exclusive to the Marketing  Organization or to any  Marketer,  unless  otherwise  agreed  to by  SDI in  writing.
           Appointment  of any  Marketer  shall be subject to prior  approval of
           SDI. SDI  reserves the right to refuse to contract  with any proposed
           Marketer,  to require  termination of any Marketer's right to sell or service  any of the  Products  and to cancel the  appointment  of any
           Marketer.   Marketing  Organization  shall  be  responsible  for  any
           Marketer appointed  hereunder  complying with the terms,  conditions, and  limitations as set forth in this Agreement and any sales manuals and/or rules and practices of SDI,  including the Business  Practices
           Agreement defined below.

           As a condition  and an inducement to SDI to appoint a Marketer of the
           Marketing  Organization,  Marketers  shall be required to execute the
           AEA  Valuebuilder   Business   Practices   Agreement  (the  "Business
           Practices Agreement") which is attached hereto as Exhibit 1.

       C.  INDEPENDENT CONTRACTOR. Marketing Organization will be an independent contractor  and  nothing  contained  herein  shall  be  construed  as creating  the  relationship  of  employer-employee  between  SDI  and
           Marketing  Organization.  Marketing Organization will be acting as an independent  contractor  only,  and not as a partner,  associate,  or affiliate of SDI. Marketing Organization will be free to exercise its own  judgment as to the time and manner of  performing  the  services authorized by this Agreement subject to such rules and regulations as may be adopted from time to time by SDI, including those set forth in the Business Practices Agreement.

       D.  LIMITATIONS OF AUTHORITY.  Marketing  Organization's  authority shall extend no  further  than as is stated  in this  Agreement.  Marketing
           Organization shall not (1) make, alter,  modify,  waive or change any question,  statement or answer on any application for insurance,  the terms of any  receipt  given  thereon,  or the terms of any policy or contract or other  governing  document  for a Product;  (2) extend or waive any provision of any policy or contract or the time for payment of premiums;  (3) guarantee dividends;  (4) deliver any policy unless the applicant is at the time in good health and insurable  condition;
           (5) incur any debts or liability  for or against SDI; (6) receive any money for SDI except as herein stated or (7) actively market Products endorsed  by the  AEA to  non-AEA  Members.  In  addition,  Marketing
           Organization  agrees  that,  to the  extent  that  there is a Product endorsed by the AEA (such as, by way of example and not limitation, a
           TSA, IRA or  non-qualified  annuity),  that satisfies any suitability obligation the Marketing  Organization may have to the AEA Member, it shall offer only such  Product to the AEA  Member.  If the AEA Member then declines the endorsed product, or inquires about other products,
           Marketer shall not present non-endorsed products to the AEA Member.

       E.  COLLECTION  OF MONEY.  Marketing  Organization  is not  authorized to accept any premium or purchase  payment for SDI except initial policy premium  or  purchase  payment,  unless  SDI  provides  otherwise  in writing. If the Product being sold is an annuity, all customer checks should be made payable to the issuing insurance  company.  Checks for all other Products should be made payable to SDI, or as may otherwise be designated by SDI. Receipts for premiums/purchase payments must be
           on  the  forms   furnished  by  SDI  for  that   purpose.   Marketing
           Organization  shall  immediately  remit to SDI all money  received or collected  on SDI's  behalf,  and such money shall be  considered  as
           SDI's  funds held in trust by  Marketing  Organization.  SDI will not accept  premium or purchase  payments in the form of checks  drawn on
           Marketing Organization or Marketer accounts.

       F.  RECORDS. Marketing Organization agrees to maintain proper records and accounts of business  transacted  under this contract,  including but not  limited  to,  records  of  all  written  sales  proposals  made, applications  taken, money collected,  Products issued and delivered, and  all  service  to  Product  owners  on  SDI's  behalf.  Marketing
           Organization  agrees to keep such other records as SDI may reasonably request.  All such  records  shall be made  available to SDI or SDI's representatives,  with or without prior notice, during business hours and copies of such records shall be provided to SDI upon its request.

II.    COMPENSATION

       A.  COMPENSATION TO MARKETING  ORGANIZATION.  As full  compensation,  SDI will pay Marketing  Organization or its affiliated  insurance  agency
           (if applicable)  commissions as described in the attached  Commission
           Schedule(s)  for  Products  sold by  Marketers  assigned to Marketing
           Organization.   There  shall  be  no   additional   compensation   or
           reimbursement  to Marketing  Organization  for services  performed or expenses  incurred.  Marketing  Organization shall be responsible for and  shall  pay all  expenses  Marketing  Organization  incurs in the performance of this Agreement.  Further, SDI may amend any Commission
           Schedule at any time by giving Marketing  Organization written notice of such change.

           The  rate of  commissions  or right to  receive  compensation  on any
           Product  (1) not  listed in this  Agreement,  (2)  requiring  special underwriting,  or (3) obtained through a lead furnished by SDI, shall be governed by SDI's rules and  practices  in effect at that time and shall eventually be covered by a separate agreement between Marketing
           Organization and SDI, by written  amendment to this Agreement,  or by written notice to Marketing Organization.

       B.  COMPENSATION TO MARKETERS. With respect to the sales of the Products,
           SDI will pay no compensation to Marketers; payment of compensation to
           Marketers,  if any,  will be made  only  pursuant  to the  terms of a separate  written  Agreement  between the Marketing  Organization and
           Marketer.

       C.  PROVISIONS RELATING TO COMPENSATION.  Neither Marketing  Organization
           nor any Marketer  assigned to Marketing  Organization  shall withhold compensation from any premiums or purchase payments submitted to SDI.
           No commissions will be payable on premiums or purchase payments which shall be refunded for any reason,  and Marketing  Organization  shall refund to SDI any commission  paid to Marketing  Organization  on any such premiums or purchase payments.

III.   COMPLIANCE

       A.  GENERAL REQUIREMENTS.  Marketing  Organization agrees to abide by all applicable  local,  state and federal laws and regulations as well as the rules and  regulations of the National  Association of Securities
           Dealers,  Inc.  (NASD) and the Securities and Exchange  Commission in
           conducting  business  under this  Agreement.  Marketing  Organization shall  insure that all of its  Marketers  comply with all such rules, laws, and regulations and the Business Practices Agreement.

       B.  LICENSING.  Marketing  Organization  agrees  that  neither it nor its
           Marketers will solicit or submit applications for any of the Products unless Marketing  Organization,  its affiliated  insurance agency (if applicable),  and its  Marketers  are  properly  licensed  under  all
           applicable   laws,   including  state   insurance   laws.   Marketing
           Organization  shall be  responsible  for each  Marketer  becoming  so licensed  and  shall  notify  SDI if  any  Marketer  ceases  to be so licensed.

           (1)  Marketing  Organization  hereby  confirms that it is a member in good  standing of the National  Association  of  Securities  Dealers,
           Inc.,  hereinafter called "NASD," and further agrees to notify SDI if it  ceases to be a member of the  NASD,  (2)  Marketing  Organization agrees to abide by the  applicable  Conduct  Rules of the NASD  which rules are incorporated  herein as if set forth in full, (3) Marketing
           Organization  represents  that the  signing  of this  agreement  is a representation  to SDI  that  Marketing  Organization  is a  properly registered  Broker/Dealer  under the Securities Exchange Act of 1934, and (4)  Marketing  Organization  shall  insure  that  all  Marketers recruited by  Marketing  Organization  to sell the Products  shall be duly registered  pursuant to applicable state and federal  securities laws and  regulations  and shall notify SDI if any Marketer ceases to be so registered.

           Marketing  Organization  will be responsible to secure and provide to
           SDI adequate proof of any licenses, securities registration, bonds or other requirements or qualifications as may be required by SDI or the state or  states  where  Marketing  Organization  and its  affiliated insurance  agency (if applicable) is authorized to solicit  insurance and securities.

       C.  PRINTED  MATTER.   SDI  will  furnish   Marketing   Organization  all
           prospectuses,  reports,  applications,  sales material,  advertising, promotional  materials and other printed matter  necessary to conduct the business anticipated  hereunder.  Such materials shall be used by
           Marketing Organization and Marketers without alteration.  Advertising material of any nature not supplied by SDI shall be used by Marketing
           Organization  only after  Marketing  Organization  has received SDI's prior written  approval.  Likewise,  Marketing  Organization  may use
           SDI's name and trademark, or those of any affiliated companies,  only with SDI's prior written approval.

IV.    SDI'S RIGHT OF ACTION

       A.  CHANGES.  SDI may at any  time and from  time to time (1)  change  or modify this  Agreement,  (2) modify or amend any  prospectus,  policy form, contract,  or other governing document of a Product, (3) change sales  charges,  (4) modify or alter the  conditions  or terms  under which any Product may be sold or  regulate  its sale in any way,  (5)
           discontinue or withdraw any Product from any state, without prejudice to continue such Product elsewhere or (6) cease doing business in any state.

       B.  RIGHTS OF REJECTION AND SETTLEMENT.  SDI reserves the right to reject any application or refund any money  submitted by Marketers  assigned to Marketing Organization.  In the event of such rejection or refund,
           Marketing  Organization's  commission  on such shall be  refunded  as
           described    previously   by   being   charged   against    Marketing
           Organization's  earnings or, upon demand, by payment directly to SDI.
           It is the intention of the parties to this  Agreement  that Marketing
           Organization  shall be  entitled  to  receive  commissions  only upon premiums or purchase payments received in cash and retained by SDI.

       C.  RIGHT OF OFFSET OF INDEBTEDNESS.  Any advance, loan, annualization of
           compensation,   or   extension   of  credit  from  SDI  to  Marketing
           Organization  and to Marketers  appointed by or assigned to Marketing
           Organization, or any loss or liability incurred by SDI as a result of the actions of Marketing  Organization  or its  affiliated  insurance agency (if  applicable)  shall  constitute a general  indebtedness of
           Marketing  Organization to SDI. The entire indebtedness,  as shown in
           SDI's ledger accounts,  may be deemed due and payable at any time and
           SDI may exercise any rights or remedies to collect such indebtedness, including but not limited to, charging to Marketing  Organization all attorney's fees or other collection expenses, as permitted by law.

           SDI may deduct any amounts Marketing  Organization owes SDI now or in the  future,  as a result  of this or any  other  contract,  from any
           compensation  due  Marketing  Organization.   Marketing  Organization
           hereby  assigns,  transfers and sets over to SDI any monies that from time to time may become due to Marketing  Organization from SDI under this contract or otherwise to secure any debt to SDI.

V.     TERMINATION

       A.  VOLUNTARY  TERMINATION.  Either of the parties  hereto may  terminate this  Agreement,  without  stating any cause, by mailing to the other party at their last known address a notice of termination which shall be effective fifteen days from mailing.

       B.  AUTOMATIC TERMINATION. This Agreement terminates automatically (1) if
           Marketing    Organization   is   an   individual,    upon   Marketing
           Organization's  death,  (2) if a  partnership,  upon the death of any partner or change in the partners  composing the firm, or dissolution of  the  partnership  for  any  reason,  (3) if a  corporation,  upon
           Marketing  Organization's  dissolution or disqualification to perform the duties anticipated hereunder,  (4) upon revocation,  termination, suspension  or  nonrenewal  of  Marketing  Organization's  securities registration  or insurance  licenses by any state in which  Marketing
           Organization  is required by law to maintain  such a license in order to  perform  its  duties  under this  Agreement,  (5) upon  Marketing
           Organization's ceasing to be an NASD registered broker/dealer in good standing (this  includes any  suspension of Marketing  Organization's membership),  or (5) upon Marketing  Organization's filing a petition for  bankruptcy or one being filed for Marketing  Organization,  upon
           Marketing  Organization  being adjudged  bankrupt,  or upon Marketing
           Organization's  executing  a general  assignment  for the  benefit of creditors.

       C.  TERMINATION  FOR CAUSE.  Marketing  Organization's  rights under this contract,  including the right to any further  payment of any type of
           compensation,   either  during  or  after  the  termination  of  this
           contract,  shall  automatically  and  completely  cease if any of the following occur at any time: (1) Marketing  Organization violates any of the terms  hereof,  including  the failure of any of the Marketing
           Organization's  Marketers  to  comply  with  the  Business  Practices
           Agreement,  (2) Marketing Organization violates any law or regulation relating  to the  activities  anticipated  hereunder,  (3)  Marketing
           Organization induces or attempts to induce any Marketer and/or person under contract with SDI to terminate the contractual  relationship or cease doing business or producing for SDI, (4) Marketing Organization initiates or induces any misappropriation or commingling of Marketing
           Organization's and SDI's funds, or (5) Marketing Organization engages in any fraudulent act or misrepresentation.  In determining cause for termination,  SDI shall  use its sole  discretion  and  shall  notify
           Marketing Organization in writing of SDI's decision.

D.         RETURN OF SDI PROPERTY. Upon termination of this contract,  Marketing
           Organization  agrees  to  return  all  equipment,  supplies,  printed materials  and other  property,  including,  but not  limited to, AEA
           Member lists,  policyholder  lists and  policyholder  records SDI has furnished to Marketing  Organization  or to any of its  Marketers and
           all   Confidential   Information,   as  defined   herein.   Marketing
           Organization  acknowledges  that any  policyholder  or Product  owner lists or records in  Marketing  Organization's  possession  are SDI's property,  and that SDI has a continuing  proprietary interest in the lists and records relating to its policyholders and Product owners.

E.         NON-COMPETE.  As a  material  inducement  to SDI to  allow  Marketing
           Organization to market the Products  sponsored by the AEA,  Marketing
           Organization  agrees  that  it  will  not do  any  of the  following, directly or indirectly, as principal, agent, consultant,  stockholder or otherwise,  for itself or for any other person, firm, corporation, association, or partnership: (1) after termination of this Agreement, sell,  solicit or market  annuities,  life  insurance,  mutual funds, retirement  plans or other financial  products to AEA Members,  while representing itself as a AEA Valuebuilder representative,  (2) induce or attempt to induce any AEA Member to  surrender,  exchange or cease contribution  to a  Product,  or (3)  induce or attempt to induce any other marketing organization or marketer to cease selling,  marketing
           or  servicing  the  Products.   This  provision   shall  survive  the
           termination of this Agreement.

VI.    THIRD PARTY COMPLAINTS AND LITIGATION

       A.  NOTIFICATION AND  COOPERATION.  SDI and Marketing  Organization  will promptly  notify  the other if either  of them  becomes  aware of any arbitration, litigation, judicial proceeding, insurance department or
           other  governmental  agency  inquiry  or  complaint,   regulatory  or
           administrative  investigation or proceeding, or customer complaint or
           demand,   which  directly  or  indirectly  involves  the  rights  and obligations  of the parties under this  Agreement.  SDI and Marketing
           Organization  each  agree to  cooperate  fully  with the  other  with respect to any matter referred to in this Section VI.

       B.  DEFENSE OF ACTIONS.  If any legal  action is brought by a third party against SDI or  Marketing  Organization,  or both,  which is based in whole or in part on any alleged  act,  fault or failure of  Marketing
           Organization  in  connection  with this  Agreement,  SDI may  require
           Marketing  Organization  to defend  SDI in such  action,  or, SDI may defend any such  action and expend  such sums,  including  attorneys'
           fees, to be reimbursed by Marketing  Organization  in accordance with
           Section VI.E. below.

       C.  SERVICE OF  PROCESS.  Marketing  Organization  shall  transmit to the attention  of SDI's  Legal  Counsel at One  Security  Benefit  Place,
           Topeka,  Kansas  66636,  by  certified  mail  within  24 hours  after receipt,  any paper served upon Marketing  Organization in connection with any proceeding,  hearing or action,  whether legal or otherwise, by or against SDI. Any failure on  Marketing  Organization's  part to comply with this provision which causes additional loss or expense to
           SDI shall be reimbursed by Marketing Organization to SDI.

       D.  SETTLEMENT.  SDI has the right to settle any claim  against  SDI, and
           any  claim  made  against  SDI  and  Marketing   Organization  and/or
           Marketers  jointly,  arising  out of  this  Agreement  or  any  other agreement  between SDI and  Marketing  Organization  now or hereafter existing, and SDI's determination as to any such matter will be final and binding.  In any action brought jointly against SDI and Marketing
           Organization  and/or  Marketers which is based in whole or in part on any alleged act,  fault or failure of Marketing  Organization  and/or
           Marketers, Marketing Organization shall not settle such action or any portion thereof except with the express, written consent of SDI.

       E.  INDEMNIFICATION.  Marketing Organization shall indemnify and hold SDI harmless from any liability,  loss,  cost,  claim or damage caused by
           the   negligence  or  misconduct  of  Marketing   Organization,   its
           affiliated insurance agency (if applicable),  Marketers and/or any of their officers, directors and employees. Marketing Organization shall reimburse SDI for any legal or other expenses  reasonably incurred by
           SDI in  connection  with its  investigation  and  defense of any such loss,  cost,  claim,  damage or  liability,  or of any  proceeding or action resulting from those matters.

VII.   GENERAL PROVISIONS

       A.CONFIDENTIALITY.  Marketing  Organization  understands and acknowledges
           that   SDI  will  be   providing   Marketing   Organization   certain
           information,  which may  include,  but is not limited to lists of AEA
           Members,  their addresses  (including  e-mail  addresses),  telephone numbers  and the school  districts  through  which they are  employed
           ("Confidential  Information")  which  SDI is under  contract  to keep confidential.  Marketing Organization agrees to keep the Confidential
           Information confidential and will not disclose, transfer, divulge, or disseminate  the  Confidential  Information  to any person or entity, other than Marketers  appointed by SDI,  except as may be required by law and then only after  providing as much advance  written notice to
           SDI as is possible under the  circumstances.  Marketing  Organization agrees  that  it  will  use  the  Confidential  Information  for  the exclusive  purpose of marketing,  selling and servicing the Products.
           Marketing   Organization   shall  inform  its  officers,   directors,
           employees and agents of the  confidential  nature of the Confidential
           Information  and the terms of this Agreement and will take reasonable
           steps  to  protect  the  unauthorized  disclosure,   reproduction  or
           appropriation of the Confidential Information. Marketing Organization
           agrees  that  unauthorized  use or  disclosure  of  the  Confidential
           Information  furnished by SDI would cause SDI  irreparable  harm, and that in the event of a breach or threatened breach of this Agreement,
           SDI will be entitled to injunctive relief, in addition to any damages or other relief provided by the court.  Marketing Organization agrees to indemnify SDI for the reasonable  expenses,  including  attorneys'
           fees, it incurs in enforcing this  Agreement.  This  provision  shall survive the termination of this Agreement.

       B.  WAIVER. SDI's forbearance or failure to exercise any rights hereunder or insist upon strict  compliance  herewith  shall not  constitute  a
           waiver  of  any  right,   condition,   or   obligation  of  Marketing
           Organization under this Agreement.

       C.  PRIOR  AGREEMENTS.  This Agreement  shall supersede any and all prior agreement(s)  between  Marketing  Organization and SDI in relation to sales of Products after this Agreement  becomes  effective;  it being understood,  however, that all obligations to SDI previously incurred or assumed by SDI and liens  created in  connection  therewith  still exist and shall attach hereto.

       D.  ASSIGNMENT.  Neither this Agreement nor any of the benefits to accrue hereunder  shall be  assigned or  transferred,  either in whole or in part,  without SDI's prior written consent.  Any assignments shall be subject to a first lien to SDI for any indebtedness owed to SDI.

       E.  NOTICES.  All notices  required or  permitted  to be given under this contract  shall be in writing and shall be  delivered  personally  or mailed to an officer of the party  receiving  such notice at its home office at the address set forth above.

       F.  GOVERNING  LAW. This contract  shall be construed to be in accordance with the laws of the State of Kansas  without regard to its conflicts of law provisions.

       G.  ENTIRE AGREEMENT.  The foregoing provisions,  the attached Commission
           Schedules,  the  Business  Practices  Agreement  and any rate  books, manuals, or bulletins issued by SDI in connection with this Agreement constitute the entire  agreement  between the parties,  and SDI shall not be  bound  by any  other  promise,  agreement,  understanding  or representation unless it is made by an instrument in writing,  signed by all of the parties or is in the form of a written  notice from SDI to Marketing  Organization  which expresses by its terms an intention to modify this Agreement.

       H.  SEVERABILITY.  If it should  appear that any term of this contract is in conflict with any rule of law, statute, or regulation in effect in any state where Marketing  Organization  writes or solicits  business for SDI, then any such term shall be deemed  inoperative and null and void insofar as it may be in conflict  therewith  and shall be deemed modified to conform to such rule of law,  statute or regulation.  The existence of any such  apparent  conflict  shall not  invalidate  the remaining provisions of this contract.

       I.  EFFECTIVE DATE. This Agreement shall take effect as of the date shown below, provided that Marketing Organization has been duly licensed in the appropriate  jurisdiction(s) to perform the functions anticipated herein.

MARKETING ORGANIZATION                                 SECURITY DISTRIBUTORS, INC.

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   Print Name of Marketing Organization                By GREGORY J. GARVIN
|_| Individual  |_| Partnership  |_| Corporation          -------------------------------

------------------------------------------------
 Print Name of Principal Officer if
 a Partnership or Corporation                         Title  PRESIDENT
                                                           ------------------------------

By                                                    Date
    --------------------------------------------           ------------------------------
    Signature of Individual or Principal Officer

Date
    -------------------------------------------

APPROVED BY:

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 Print Name of Sponsoring Marketing
 Organization (if applicable)

By
   ---------------------------------------------
           Signature of Principal Officer

Effective Date of Agreement
                            --------------------

                                    EXHIBIT 1